UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 28, 2017

CARRIZO OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

Texas	000-29187-87	76-0415919
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street Suite 2300 Houston, Texas		77002
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (713) 328-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Carrizo Oil & Gas, Inc. (the “Company,” “Carrizo,” “we” or “us”) is hereby providing the following operational updates.

Pending Acquisition

On June 28, 2017, the Company and the Company’s wholly-owned subsidiary Carrizo (Permian) LLC entered into a purchase and sale agreement (the “ExL Purchase Agreement”) with ExL Petroleum Management, LLC and ExL Petroleum Operating Inc. (together, “ExL”) to acquire approximately 16,488 net acres located in the Delaware Basin in Reeves and Ward Counties, Texas (the “ExL Properties”), for aggregate consideration of approximately $648.0 million in cash, subject to title adjustments and other customary purchase price adjustments (the “Pending Acquisition”). ExL Petroleum Management, LLC and ExL Petroleum Operating Inc. are portfolio companies of Quantum Energy Partners. We currently expect the Pending Acquisition to close in mid-August 2017, subject to satisfaction of specified closing conditions. The effective date for the Pending Acquisition is May 1, 2017, and the purchase price will be subject to customary adjustments, including adjustments for certain net revenue retained by and expenses paid by ExL that are attributable to the ExL Properties on or after such effective date. We currently expect that these adjustments will increase the purchase price that will be paid at closing. Upon execution of the ExL Purchase Agreement, the Company paid $75.0 million as a performance deposit for its obligations under that agreement (the “Performance Deposit”) and a balance of $573.0 million remains payable, subject to adjustments discussed above.

We currently estimate that the ExL Properties may contain over 350 drilling locations in the Wolfcamp A and the Wolfcamp B zones of the Wolfcamp formation and upside development potential in other zones in the Wolfcamp Formation, the Bone Springs Formation and the Avalon Formation. A significant portion of the acreage is contiguous. Based on information provided by the seller, we estimate that net production from the ExL Properties was approximately 4,460 Boe/d (42% oil and 70% liquids) from 8 gross (4.8 net) wells for the month ended March 31, 2017, but has risen to approximately 8,000 Boe/d (48% oil and 67% liquids) from 11 gross (6.5 net) wells as of June 23, 2017. ExL is the operator with respect to 95% of the acreage associated with the ExL Properties. Following the closing of the Pending Acquisition, ExL will retain a portion of its current working interest in the leases that make up the ExL Properties. Pursuant to the ExL Purchase Agreement we and ExL would enter into an industry standard joint operating agreement appointing us as operator of the ExL Properties, and under the joint operating agreement we and ExL would establish an area of mutual interest with respect to the ExL Properties and the immediately surrounding area.

We have also agreed to pay an additional $50.0 million per year if the average daily closing spot price of a barrel of West Texas Intermediate crude oil as measured by the U.S. Energy Information Administration (the “EIA WTI average price”) is above $50.00 for any the years of 2018, 2019, 2020 and 2021, with such payments due on January 29, 2019, January 28, 2020, January 28, 2021 and January 28, 2022, respectively. This payment (the “Contingent ExL Payment”) will be zero for the respective year if such EIA WTI average price of a barrel of oil is below $50.00 for any of such years, and the Contingent ExL Payment is capped at and will not exceed $125.0 million.

The completion of the Pending Acquisition is subject to specified closing conditions and to the right of one or both of the parties to terminate the transaction, including in the event that more than specified adjustments in the purchase price are required. If one or more of the closing conditions are not satisfied, or if the transaction is otherwise terminated, the Pending Acquisition may not be completed. The Company has paid the Performance Deposit to the seller, which is refundable only in specified circumstances if the transaction is not consummated.

The definitive agreement contains customary representations, warranties and covenants and also includes indemnification provisions under which the parties thereto have agreed to indemnify each other against certain liabilities. There can be no assurance that the Company will acquire the ExL Properties on the terms described or at all. Even if the Company consummates the Pending Acquisition, it may not be able to achieve the expected benefits of the Pending Acquisition. There can be no assurance that the Pending Acquisition will be beneficial to the Company. The Company may not be able to integrate the ExL Properties without increases in costs, losses in revenues or other difficulties.

Our assessment of ExL Properties to date has been limited, and even by the time of closing, it will not reveal all existing or potential problems, nor will it permit us to become familiar enough with the properties to assess fully their capabilities and deficiencies. We may not have recourse for liabilities and other problems associated with the Pending Acquisition that we do not discover prior to the expiration date related to such matters under the ExL Purchase Agreement.

We intend to finance the purchase price for the Pending Acquisition that is due at closing, subject to market conditions and other factors, with net proceeds from debt and equity financings and temporary borrowings under the revolving credit facility pending receipt of the proceeds of such financings. The Pending Acquisition, however, is not conditioned upon our receipt of any financing and there can be no assurance that we will obtain the funds necessary to complete the Pending Acquisition on acceptable terms or at all.

A copy of the ExL Purchase Agreement is filed as Exhibit 2.1 to report and is incorporated herein by reference.

Amendment to Revolving Credit Agreement

On June 28, 2017, we entered into a tenth amendment to the credit agreement governing our revolving credit facility (the “Amendment”) to, among other things (i) amend the calculation of certain financial covenants to provide that EBITDA will be calculated on an annualized basis commencing with the fiscal quarter ending September 30, 2017, (ii) amend the restricted payments covenant to, among other things, provide for additional capacity to pay dividends with respect to, and make redemptions of, our equity interests, including the ability, subject to certain conditions, to pay dividends on or make redemptions of the 250,000 shares of 8.875% Redeemable Preferred Stock, par value $0.01 per share (the “Preferred Stock”), issued and sold in a private placement pursuant to a Preferred Stock Purchase Agreement dated June 28, 2017 using proceeds of certain equity issuances or asset sales, (iii) amend the definition of “Disqualified Capital Stock” to provide, among other things, that the Preferred Stock does not constitute “Disqualified Capital Stock” for purposes of the revolving credit facility, (iv) provide that any Additional Consideration (as defined in the revolving credit facility) payable pursuant to the ExL Purchase Agreement does not constitute Debt (as defined in the revolving credit facility) for purposes of the revolving credit facility until such time as the amount of such obligation is determined, and (v) amend certain other covenants, in each case as set forth therein.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 10.1 to this report and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

Press Release

On June 28, 2017, the Company issued a press release announcing that the Company and Carrizo (Permian) LLC entered into the ExL Purchase Agreement. The press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

None of the information furnished in this Item 7.01 and the accompanying exhibit will be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor will it be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this Item 7.01 and the accompanying exhibit is not intended to, and does not, constitute a determination or admission by the Company, that the information in this Item 7.01 and the accompanying exhibit is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Updated Guidance

Based primarily on continued strong performance from our Eagle Ford Shale assets, we expect second quarter production to exceed the high-end of our previously-provided guidance range. As a result, we are increasing our crude oil production guidance for the second quarter of 2017 to 33,600-33,700 Bbls/d from 31,800-32,200 Bbls/d previously. For natural gas and NGLs, we are adjusting our second quarter guidance range to 71-73 MMcf/d and 4,700-4,800 Bbls/d.

We currently expect the Pending Acquisition to close in mid-August 2017. Based on the level of activity required to manage the near-term leasehold obligations on the ExL Properties, we currently plan to move one of our Eagle Ford Shale rigs to the Delaware Basin following the closing of the Pending Acquisition. Based on this timing and development plan, we are increasing our 2017 crude oil production guidance to 35,700-36,000 Bbls/d from 32,400-32,700 Bbls/d. Using the midpoint of the range, our new crude oil production growth guidance increases to 39%. We are also increasing our 2017 total production guidance to 54,933-56,100 Boe/d from 49,533-50,700 Boe/d previously. The following table highlights our updated 2017 development plan based on a mid-August closing date for the Pending Acquisition, and excludes any impact from our planned divestiture program.

Updated 2017 Development Plan and Guidance Summary

	Previous Guidance	Guidance (Pro Forma for Pending Acquisition)
Operated Drilling Activity
Eagle Ford Shale	91 net wells	75 net wells
Delaware Basin	6 net wells	17 net wells
Operated Completion Activity
Eagle Ford Shale	85 net wells	84 net wells
Delaware Basin	5 net wells	17 net wells
Daily Production Volumes
Crude oil (Bbls/d)	32,400 - 32,700	35,700 - 36,000
NGLs (Bbls/d)	5,300 - 5,500	5,900 - 6,100
Natural gas (Mcf/d)	71,000 - 75,000	80,000 - 84,000
Total (Boe/d)	49,533 - 50,700	54,933 - 56,100
Capitalized Items
Drilling and Completion Capital Expenditure Plan (millions)	$530.0 - $550.0	$620.0 - $640.0

The guidance above supersedes our prior guidance for Carrizo on a stand-alone basis, and such prior guidance should no longer be relied upon.

We have prepared these estimates in good faith based upon our internal reporting. Such estimated volumes are preliminary and are thus inherently uncertain and subject to change. There can be no assurance that our final results will not differ from these estimates. Our production estimates are based on, among other things, historical results, estimated second quarter production, expected operations for the remainder of 2017 and expected market conditions. There can be no assurance that our production, drilling and completion activity and expenditure plan will not differ materially from these estimates.

Item 8.01	Other Events.

Consideration of Asset Sales

We have recently begun efforts to sell our assets in the Marcellus and the Utica and also expect to begin efforts in the near term for the sale of other non-core assets in our portfolio. These sales could take place as early as the third and fourth quarter of this year. The Company has targeted aggregate gross proceeds of $300 million from its non-core divestiture program. We believe that such sales would help preserve future financial flexibility that would benefit us in light of the debt and preferred stock obligations expected to be incurred for the Pending Acquisition. There can be no assurance that we will be able to sell any of these assets in such time frame on acceptable terms or at all or receive the targeted aggregate gross proceeds.

Statements in this report, including but not limited to those relating to the Pending Acquisition (including timing, purchase price, consummation, financing benefits and effects thereof), the estimated production results of the ExL Properties, asset sales and the results, benefits and timing thereof, guidance and other statements that are not historical facts, are forward looking statements that are based on current expectations. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include purchase price adjustments, satisfaction of closing conditions to the ExL Purchase Agreement, failure of the Pending Acquisition to close, integration and other risks of acquisitions, actions by ExL in the Pending Acquisition, other factors affecting our ability to reach agreements and or complete acquisitions or dispositions, actions by sellers and buyers, expectations of buyers of assets, failure to enter into any agreements for asset sales or to consummate such transactions, market conditions, risks regarding financing, capital needs, evaluations by lenders under our revolving credit facility, other actions by lenders, title issues, results of wells and production testing, failure of actual production to meet expectations, the uncertainty of reserve information and future net revenue estimates, performance of rig operators and uses, changes in commodity prices, well costs, estimated recoveries, pricing and other factors affecting average well returns and other risks described in the Company’s Form 10-K for the year ended December 31, 2016 and its other filings with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The combined statement of revenues and direct operating expenses of oil and gas properties to be acquired by Carrizo Oil & Gas, Inc. for the year ended December 31, 2016 and the three months ended March 31, 2017 (unaudited) and the related notes thereto, together with the report of Johnson, Miller & Co., CPA’s PC, independent public accounting firm, concerning such statements and related notes, are filed as Exhibit 99.2 hereto and are incorporated herein by reference. The oil and gas properties to be acquired by Carrizo Oil & Gas, Inc. had no revenues or expenses in 2015 and 2014 and, as a result, financial statements for such years are not included herein.

(b) Pro Forma Financial Information.

Unaudited pro forma condensed combined financial information of the Company giving effect to the Pending Acquisition is filed as Exhibit 99.3 and is incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description

2.1	Purchase and Sale Agreement, dated as of June 28, 2017, by and among ExL Petroleum Management, LLC, ExL Petroleum Operating Inc., Carrizo Oil & Gas, Inc. and Carrizo (Permian) LLC. The schedules to the ExL Purchase Agreement have been omitted pursuant to Item 601(b) of Regulation S-K. A copy of the omitted schedules will be furnished to the U.S. Securities and Exchange Commission supplementally upon request.

10.1	Tenth Amendment to Credit Agreement, dated as of June 28, 2017, among Carrizo Oil & Gas, Inc., as borrower, Wells Fargo Bank, National Association, as administrative agent, and the lender parties thereto.

23.1	Consent of Johnson, Miller & Co., CPA’s PC.

99.1	Press Release dated June 28, 2017 announcing that Carrizo (Permian) LLC entered into an agreement for the acquisition of acreage in the Delaware Basin.

99.2	Combined Statement of Revenues and Direct Operating Expenses of Oil and Gas Properties Acquired by Carrizo Oil & Gas, Inc. for the year ended December 31, 2016 and the three months ended March 31, 2017 (unaudited).

99.3	Unaudited Pro Forma Condensed Combined Balance Sheet of Carrizo Oil & Gas, Inc. as of March 31, 2017 and Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2016 and the three months ended March 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIZO OIL & GAS, INC.

By:	/s/ David L. Pitts
Name:	David L. Pitts
Title:	Vice President and Chief Financial Officer

Date: June 28, 2017

Exhibit Index

Exhibit No.	Description

2.1	Purchase and Sale Agreement, dated as of June 28, 2017, by and among ExL Petroleum Management, LLC, ExL Petroleum Operating Inc., Carrizo Oil & Gas, Inc. and Carrizo (Permian) LLC. The schedules to the ExL Purchase Agreement have been omitted pursuant to Item 601(b) of Regulation S-K. A copy of the omitted schedules will be furnished to the U.S. Securities and Exchange Commission supplementally upon request.

10.1	Tenth Amendment to Credit Agreement, dated as of June 28, 2017, among Carrizo Oil & Gas, Inc., as borrower, Wells Fargo Bank, National Association, as administrative agent, and the lender parties thereto.

23.1	Consent of Johnson, Miller & Co., CPA’s PC.

99.1	Press Release dated June 28, 2017 announcing that Carrizo (Permian) LLC entered into an agreement for the acquisition of acreage in the Delaware Basin.

99.2	Combined Statement of Revenues and Direct Operating Expenses of Oil and Gas Properties Acquired by Carrizo Oil & Gas, Inc. for the year ended December 31, 2016 and the three months ended March 31, 2017 (unaudited).

99.3	Unaudited Pro Forma Condensed Combined Balance Sheet of Carrizo Oil & Gas, Inc. as of March 31, 2017 and Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2016 and the three months ended March 31, 2017.